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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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☑ Definitive Proxy Statement
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Dearborn Bancorp, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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DEARBORN BANCORP, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
SECURITY OWNERSHIP
ELECTION OF DIRECTORS
INFORMATION ABOUT DIRECTORS AND NOMINEES FOR DIRECTORS
CORPORATE GOVERNANCE
AUDIT COMMITTEE REPORT
COMPENSATION COMMITTEE REPORT
EXECUTIVE COMPENSATION
CUMULATIVE STOCK PERFORMANCE GRAPH
RELATED TRANSACTIONS
OFFICER AGREEMENTS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS
FEES PAID TO INDEPENDENT PUBLIC ACCOUNTANTS
PROPOSAL TO APPROVE THE 2005 LONG-TERM INCENTIVE PLAN
SHAREHOLDER PROPOSALS
MISCELLANEOUS

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

May 17, 2005

To the Shareholders of
Dearborn Bancorp, Inc.

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Dearborn Bancorp, Inc. will be held on Tuesday, the 17th day of May, 2005 at 4:00 P.M., local time, at Park Place, 23400 Park Avenue (two blocks south of Michigan Avenue at Outer Drive), Dearborn, Michigan, for the following purposes:

1.	To elect four directors of the Corporation;

2.	To consider and vote upon a proposal to approve the 2005 Long Term Incentive Plan; and

3.	To transact such other business as may properly come before the meeting or any adjournments thereof.

     The Board of Directors has fixed the close of business on March 24, 2005 as the record date for the meeting and only shareholders of record at that time will be entitled to notice of and to vote at the meeting or any adjournments thereof. Shareholders who are unable to attend the meeting in person, as well as shareholders who plan to attend the meeting, are requested to date, sign and mail the enclosed proxy promptly. If you are present at the meeting and desire to vote in person, you may revoke your proxy.

By Order of the Board of Directors,

/s/ Jeffrey L. Karafa

Secretary

April 15, 2005

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS OF DEARBORN BANCORP, INC.

May 17, 2005

To the Shareholders of
Dearborn Bancorp, Inc.

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Dearborn Bancorp, Inc. (hereinafter referred to as the “Corporation”) from the holders of the Corporation’s Common Stock to be used at the Annual Meeting of Shareholders to be held on Tuesday, the 17th day of May, 2005 at 4:00 P.M., local time, at Park Place, 23400 Park Avenue, Dearborn, Michigan, and at any adjournments thereof. The approximate date on which this Proxy Statement and the enclosed form of proxy are being mailed to shareholders is April 15, 2005. The address of the principal corporate office of the Corporation is 1360 Porter St., Ste. 200, Dearborn, Michigan 48124-2823.

     Any proxy given pursuant to this solicitation may be revoked by notice in writing to the Secretary of the Corporation prior to voting. Unless the proxy is revoked, the shares represented thereby will be voted at the Annual Meeting or any adjournments thereof. The giving of the proxy does not affect the right to vote in person should the shareholder attend the meeting.

     The Board of Directors in accordance with the By-Laws has fixed the close of business on March 24, 2005 as the record date for determining the shareholders entitled to notice of and to vote at the Annual Meeting of Shareholders or any adjournments thereof. At the close of business on such date, the outstanding number of voting securities of the Corporation was 4,831,197 shares of Common Stock, each of which is entitled to one vote. Abstentions and broker non-votes are each included in the determination of the number of shares present for determining a quorum but not counted on any matters brought before the meeting. Directors are elected by a plurality of the votes properly cast at the meeting.

SECURITY OWNERSHIP

Management

     The following table sets forth, as of March 1, 2005, the number of shares of the Corporation’s Common Stock beneficially owned by each director, each nominee for election as a director, each executive officer named in the Summary Compensation Table and all directors and executive officers as a group.

	Number		Percent
Name of Individual	of Shares (1)		of Class
Margaret I. Campbell	31,184	(2)	*
John E. Demmer	239,447	(3)(4)	4.98
William J. Demmer	50,491	(4)(5)	1.05
Michael V. Dorian, Jr.	60,000		1.25
David Himick	281,502	(6)	5.85
Jeffrey L. Karafa	36,475	(7)(8)	*
Donald G. Karcher	49,044	(9)	1.02
Bradley F. Keller	128,656	(10)	2.67
William T. LaRosa	15,504	(7)(8)	*
Jeffrey G. Longstreth	14,009	(11)	*
Warren R. Musson	79,313	(7)(8)(12)	1.64
Richard Nordstrom	75,115	(13)	1.56
Michael J. Ross	133,170	(7)(8)(14)	2.76
Robert C. Schwyn	42,513	(15)	*
Ronnie J. Story	75,386		1.57
Stephen C. Tarczy	33,478	(7)(8)(16)	*
All Directors and Executive Officers as a Group (16 persons) (17)	1,345,287		24.35

*	Less than one percent

(1)	Beneficial ownership of shares, as determined in accordance with applicable Securities and Exchange Commission rules, includes shares as to which a person has or shares voting power and/or investment power. Some of the shares listed may be held jointly with, or for the benefit of, spouses or children of the person indicated.

(2)	Includes 3,217 shares owned by Mrs. Campbell’s husband.

(3)	Includes 84,455 shares held by Mr. Demmer’s wife as a Trustee of a trust.

(4)	Includes shared voting and ownership of 297 shares held by Jack Demmer Ford, Inc., of which John E. Demmer is the Chairman of the Board and CEO and William J. Demmer is the President.

(5)	Includes 8,109 shares owned by Mr. Demmer’s wife and children.

(6)	Includes 705 shares, for which Mr. Himick has the power to vote and dispose, held by the Himick Family Investment Club.

(7)	Includes shares held in the Community Bank of Dearborn 401(k) Trust as follows: Mr. Karafa — 7,150 shares; Mr. LaRosa — 310 shares; Mr. Musson — 7,977 shares; Mr. Ross - 5,989 shares; Mr. Tarczy — 1,111 shares.

(8)	Includes shares issuable upon the exercise of stock options within 60 days of March 1, 2005, by the following executive officers: Mr. Karafa — 18,589 shares; Mr. LaRosa — 15,194 shares; Mr. Musson — 64,704 shares; Mr. Ross — 119,957 shares; Mr. Tarczy — 28,821 shares.

(9)	Includes 10,197 shares held by Mr. Karcher’s wife as a Trustee of a trust.

(10)	Includes 3,685 shares owned by Mr. Keller’s wife.

(11)	Includes 906 shares owned by Mr. Longstreth’s wife.

(12)	Includes 542 shares owned by Mr. Musson’s wife.

(13)	Includes 50,749 shares held in the Nordstrom Family Limited Partnership of which Mr. Nordstrom and his wife each have a 10% ownership position. Mr. Nordstrom has 100% voting power in the partnership.

(14)	Excludes 78,998 shares in Community Bank of Dearborn 401(k) Trust of which Mr. Ross is a co-trustee.

(15)	Includes 29,043 shares held for the benefit of Dr. Schwyn in a defined benefit plan trust.

(16)	Includes 598 shares owned by Mr. Tarczy’s wife.

(17)	Includes 247,265 shares issuable upon the exercise of stock options.

Certain Beneficial Owners

     The following table sets forth as of March 1, 2005 the number of shares of the Corporation’s Common Stock owned by the only entities or persons known by the Corporation to own beneficially more than five percent of the Common Stock of the Corporation:

	Number		Percent
Name of Beneficial Owner	of Shares		of Class
Wellington Management Company, LLP 75 State St, Boston MA 02109	358,533	(1)	7.89
David Himick	281,502	(2)	5.85

(1)	Based on information set forth in Schedule 13G filed with the Securities and Exchange Commission on February 14, 2005.

(2)	Includes 705 shares, for which Mr. Himick has the power to vote and dispose, held by the Himick Family Investment Club.

ELECTION OF DIRECTORS

     The members of the Board of Directors are divided into three classes, each class to be as nearly equal in number as possible, with each class to serve a three-year term. Each of the following directors and nominees for director is also a director of Community Bank of Dearborn. The Board of Directors has nominated William J. Demmer, Bradley F. Keller, Richard Nordstrom and Ronnie J. Story for election as directors for a term expiring at the 2008 Annual Meeting of Shareholders, in each case until their successors are elected and qualified. Other directors who are remaining on the Board will continue in office in accordance with their previous election by shareholders until expiration of their terms at the 2006 or 2007 Annual Meeting of Shareholders, as the case may be.

     The proposed nominees for election as directors are willing to be elected. If any of the nominees at the time of election is unable to serve, or is otherwise unavailable for election, and if other nominees are designated, the proxies shall have discretionary authority to vote or refrain from voting in accordance with their judgment on such other nominees. However, if any nominees are substituted by management, the proxies intend to vote for such nominees. It is not anticipated that any of such nominees will be unable to serve as a director.

     The Corporation has a Nominating Committee which is composed of Bradley F. Keller (Chairman), Jeffrey G. Longstreth and Ronnie J. Story. Each of these members meets the current requirements for independence set forth in the Listing Standards of the National Association of Securities Dealers. This Committee, which met once during 2004, recommends nominees for election as directors at the Annual Meeting of Shareholders, and recommends individuals to fill vacancies which may occur between annual meetings. The Committee will consider as potential nominees persons recommended by shareholders. Recommendations should be submitted to the Nominating Committee in care of the Secretary of the Corporation and include a personal biography of the suggested nominee, an indication of the background or experience that qualifies the person for consideration and a statement that the person has agreed to serve if nominated and elected.

INFORMATION ABOUT DIRECTORS AND NOMINEES FOR DIRECTORS

     The following information is furnished with respect to each person who is presently a director of the Corporation whose term of office will continue after the Annual Meeting of Shareholders, as well as those who have been nominated for election as a director.

			Year in Which
		Has Served	Term or Proposed
		as Director	Term of Office
Name and Age of Director	Principal Occupation (1)	Since	Will Expire
Margaret I. Campbell, 65	Retired, Manufacturer	1992	2007

John E. Demmer, 81 (2)	Chairman and CEO, Jack Demmer	1992	2007
	Ford, Inc., Jack Demmer Lincoln
	Mercury and Jack Demmer Leasing;
	Chairman of the Board of the Corporation
	and Community Bank of Dearborn

			Year in Which
		Has Served	Term or Proposed
		as Director	Term of Office
Name and Age of Director	Principal Occupation (1)	Since	Will Expire
William J. Demmer, 51 (2)(3)	President, Jack Demmer Ford, Inc. and	2004	2008
	Jack Demmer Lincoln Mercury

Michael V. Dorian, Jr., 45	Vice President, Mike Dorian Ford	1994	2007

David Himick, 79	Retired, Industrial Supply	1995	2006

Donald G. Karcher, 75	Chairman, Karcher Agency, Inc.	1992	2007

Bradley F. Keller, 63 (3)	CEO, Braden Associates, Inc.	1992	2008

Jeffrey G. Longstreth, 62	Real Estate Broker, Century 21 -	1992	2006
	Curran and Christie

Richard Nordstrom, 77 (3)	Retired, Architect; Vice Chairman	1992	2008
	of the Corporation

Michael J. Ross, 54	President and CEO of the Corporation;	1994	2006
	President and CEO, Community Bank
	of Dearborn

Robert C. Schwyn, 66	Physician	1994	2006

Ronnie J. Story, 58 (3)	President and CEO, Story Development	1994	2008
	Corporation and Story Brothers
	Grading and Excavating, Inc.

(1)	Each of the directors has had the same principal occupation during the past five years.

(2)	William J. Demmer is the son of John E. Demmer.

(3)	Nominated for election as a director.

CORPORATE GOVERNANCE

     The Board of Directors has determined that all directors are independent within the meaning of the rules promulgated by the National Association of Securities Dealers except for Mr. Ross due to his employment as an executive officer and Mr. Himick due to his shareholdings and family relationship to two officers of the Bank.

     The Corporation’s independent directors meet periodically in executive sessions without any officer directors in attendance. If the Board convenes a special meeting, the independent directors may hold an executive session if the circumstances warrant.

     The Board of Directors held twelve meetings during 2004. Each director attended at least seventy-five percent of the aggregate number of meetings of the Board of Directors and Board committees of which the director was a member. The Corporation encourages members of its Board of Directors to attend the Annual Meeting of Shareholders. All of the directors attended the Annual Meeting of Shareholders held May 18, 2004.

     The Corporation did not pay any director fees in 2004. The Chairman of the Bank Board received $900 per Bank Board meeting and all other non-employee directors received $600 per Bank Board meeting attended during 2004. Also, all non-employee Bank directors received $250 for each committee meeting attended and the Chairperson of the committee received $400 per committee meeting attended during 2004.

     Shareholders may communicate with members of the Corporation’s Board of Directors by mail addressed to a member of the Board of Directors or to a specific committee of the Board of Directors at Dearborn Bancorp, Inc., 4000 Allen Rd, Allen Park MI 48101-2756. The Corporate Secretary will forward correspondence to the appropriate director or committee.

     The Corporation has taken a number of steps to protect and promote the interests of shareholders. The Code of Ethics and Nominating Committee Charter were attached as Appendix C and D respectively to the 2004 Proxy Statement. Copies are also available free of charge to shareholders upon written request.

AUDIT COMMITTEE REPORT

     The members of the Audit Committee during 2004 were Bradley F. Keller (Chairman), Margaret I. Campbell, William J. Demmer, Michael V. Dorian, Jr. and Donald G. Karcher. Each of these members meets the current requirements for independence set forth in the Listing Standards of the National Association of Securities Dealers (“NASD”). Mr. Keller and Mr. Karcher both meet the requirement as an audit committee financial expert as that term is defined in the rules of the Securities and Exchange Commission. The Audit Committee, which oversees the Corporation’s financial reporting process, met four times during 2004.

     The Audit Committee (the “Committee”) has reviewed and discussed with management the Corporation’s audited consolidated financial statements as of and for the year ended December 31, 2004. The Committee has discussed with the independent auditors, Crowe Chizek and Company LLC (“Crowe Chizek”), the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants. The Committee has received and reviewed the written disclosures from Crowe Chizek required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and discussed with the auditors the auditors’ independence. Based on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board of Directors approved) that the consolidated financial statements referred to above be included in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2004. The Committee had also considered whether the provisions of other services performed by Crowe Chizek for the Corporation not related to the audit of the financial statements referred to above is compatible with maintaining Crowe Chizek’s independence.

AUDIT COMMITTEE
Bradley F. Keller, Chairman
Margaret I. Campbell
William J. Demmer
Michael V. Dorian, Jr.
Donald G. Karcher

     The foregoing Audit Committee Report shall not be deemed to be incorporated by reference in any previous or future documents filed by the Corporation with the Securities and Exchange Commission under the Securities Act of 1934, except to the extent that the Corporation specifically incorporates the Report by reference in any such document.

COMPENSATION COMMITTEE REPORT

     The members of the Compensation Committee for 2004 were John E. Demmer (Chairman), Donald G. Karcher, Bradley F. Keller and Richard Nordstrom. The Compensation Committee met once during 2004.

     The Compensation Committee of the Board of Directors is responsible for developing the Corporation’s executive compensation policies and making recommendations to the Board of Directors with respect thereto. In addition, the Committee makes annual recommendations to the Board of Directors concerning the compensation to be paid to the Chief Executive Officer of the Bank and determines the compensation to be paid to each of the other executive officers of the Bank. No compensation is payable to the executive officers of the Corporation. The Committee also administers all aspects of the Corporation’s executive compensation program including its stock option plan.

Base Salaries

Salaries for the executive officers of the Bank are established by examining the experience and responsibility requirements of the position held. Marketplace information for comparable positions is also reviewed, including peer executives in comparable markets.

Bonus Awards

Officers of the Bank may be considered for annual discretionary cash bonuses which may be awarded to recognize and reward corporate and individual performance, based on attainment of specific goals and objectives.

Stock Options

Under the Corporation’s 1994 Stock Option Plan, which was approved by the shareholders, stock options were granted, from time to time, to officers and key employees of the Corporation and the Bank. 130,766 options were granted in 2003 and 185,058 options were granted in 2002. 80,030 options were exercised in 2004, 66,553 options were exercised in 2003 and 22,127 options were exercised in 2002. During 2004, no options were granted or forfeited. As of December 31, 2003, all available options have been granted.

COMPENSATION COMMITTEE
John E. Demmer, Chairman
Donald G. Karcher
Bradley F. Keller
Richard Nordstrom

EXECUTIVE COMPENSATION

     The following table sets forth information with respect to the chief executive officer and the four most highly compensated executive officers of the Corporation or the Bank. The Chairman of the Board of the Corporation, John E. Demmer, received no compensation from the Corporation in 2004.

Summary Compensation Table

	Annual Compensation
				All other	Number of
				Compensation	Options
Name and Principal Position	Year	Salary	Bonus	(1)	Granted (2)

Michael J. Ross	2004	$277,379	$100,000	$6,150	—
President and Chief Executive Officer,	2003	250,521	75,000	6,000	14,679
Community Bank of Dearborn	2002	202,020	50,000	6,000	20,102

Jeffrey L. Karafa	2004	117,955	29,500	4,357	—
Senior Vice President, CFO	2003	109,650	27,500	3,889	9,724
Community Bank of Dearborn	2002	97,293	20,000	3,394	12,061

William T. LaRosa (3)	2004	141,108	10,000	4,797	—
Oakland Regional President	2003	135,000	20,000	2,025	2,431
Community Bank of Dearborn

Warren R. Musson	2004	146,636	43,500	5,756	—
Senior Vice President, Head of Lending	2003	135,566	40,000	4,772	9,724
Community Bank of Dearborn	2002	125,495	28,000	4,594	12,061

Stephen C. Tarczy	2004	155,906	43,500	4,879	—
Northeast Regional President	2003	145,692	40,000	2,575	9,724
Community Bank of Dearborn	2002	149,394	26,000	547	12,061

(1)	All other compensation represents matching contributions to the Community Bank of Dearborn 401(k) plan made by the Bank.

(2)	Adjusted for Stock Dividends. No options were granted in 2004.

(3)	Mr. LaRosa was employed by the Bank on November 12, 2002.

Stock Option Exercise and Year-end Option Values

     The following table sets forth certain information as to stock options exercised during 2004 and the number of stock options remaining unexercised at December 31, 2004 by the executive officers of the Bank named in the Summary Compensation Table and the value of such options at December 31, 2004.

			Number of Securities Underlying		Value of Unexercised
	Shares	Value	Unexercised Options		In-the-Money Stock Options
	Acquired	Realized at	at December 31, 2004		at December 31, 2004
Name	on Exercise	Exercise (1)	Exercisable	Unexercisable	Exercisable	Unexercisable
Michael J. Ross	—	—	135,457	—	$2,880,926	—
Jeffrey L. Karafa	29,251	$596,582	18,589	—	325,066	—
William T. LaRosa	—	—	15,194	—	268,028	—
Warren R. Musson	606	10,495	64,704	—	1,385,120	—
Stephen C. Tarczy	—	—	28,821	—	526,210	—

(1)	Calculated by determining the difference between the exercise price and the closing price as reported by Nasdaq on the date of exercise.

CUMULATIVE STOCK PERFORMANCE GRAPH

     On April 8, 1998 the Corporation completed its initial public offering of Common Stock and began trading on the Nasdaq SmallCap Market. During 1999, the Corporation began trading on the Nasdaq National Market. On August 23, 2004, the Corporation completed a public offering of 1,470,915 shares of Common Stock.

     The graph and table that follow show the cumulative return on the Common Stock from December 31, 1999 through December 31, 2004. This return is compared in the table and graph with the cumulative return over the same period with the following two indices: (i) the All U.S. Nasdaq Index and (ii) the Nasdaq Bank Index. The graph and table were prepared assuming that $100 was invested on December 31, 1999 in the Common Stock and in each of the indices. Cumulative total return on the Common Stock or the two indices equals the total increase (decrease) in value since December 31, 1999. The stockholder returns shown on the performance graph are not necessarily indicative of the future performance of the Common Stock or any particular index.

COMPARISON OF CUMULATIVE TOTAL RETURN*
AMONG DEARBORN BANCORP, INC.,
THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE NASDAQ BANK INDEX

$100 invested on 12/31/99 in stock or in index, including reinvestment of dividends. Fiscal year ending 12/31.

Peer Group Total Return

	Cumulative Total Return
	DEARBORN	NASDAQ STOCK	NASDAQ
	BANCORP, INC.	MARKET (U.S.)	BANK
12/31/99	100.000	100.000	100.000
12/31/00	144.792	60.308	114.235
12/31/01	212.231	47.837	123.681
12/31/02	328.389	33.073	126.647
12/31/03	444.242	49.449	162.917
12/31/04	718.043	53.813	186.449

RELATED TRANSACTIONS

     Certain directors and officers of the Corporation, their associates and members of their immediate families were customers of, and had transactions, including loans and commitments to lend, with the Bank in the ordinary course of business during 2004. All such loans and commitments were made by the Bank on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features. Similar transactions may be expected to take place in the ordinary course of business in the future.

OFFICER AGREEMENTS

     The Corporation has entered into an employment agreement with Michael J. Ross whereby he is employed as President and Chief Executive Officer of the Bank for an initial term ending June 19, 2008 (subject to automatic annual one-year extensions, unless either party gives notice that the agreement shall not be extended). The agreement provides for an annual base salary of $250,000, subject to annual review. The Compensation Committee may also award Mr. Ross an annual bonus based upon attainment of specific goals and objectives established by the Compensation Committee. If Mr. Ross’s employment is terminated by the Corporation during the term of the agreement without “cause” (as defined in the agreement) or if he terminates for “good reason” (as defined in the agreement), he will be entitled to receive (i) his annual base salary through the date of termination, (ii) a cash amount equal to his annual base salary in effect at the termination date times 2.9 plus a cash amount equal to the highest bonus awarded him during the previous three years prior to the termination date times 2.9, (iii) outplacement services, (iv) for two years after termination, all employee benefits he was receiving prior to termination, (v) continued medical coverage for a period of time, and (vi) assignment to Mr. Ross of the Bank’s interest in any insurance policies on his life. Mr. Ross would also be entitled to receive additional payments from the Corporation if any amount payable to him on termination of employment is subject to tax under Section 4999 of the Internal Revenue Code. The Agreement also contains a noncompetition covenant for a period of eighteen months following termination of employment.

     The Corporation has entered into agreements with Messrs. Karafa, LaRosa, Musson, and Tarczy, the executive officers of the Bank named in the Summary Compensation Table, which provide that these persons would have specific rights and receive certain benefits if, during the term of the agreements, either employment was terminated by the Corporation without “cause” (as defined in the agreements) or the person was to terminate employment for “good reason” (as defined in the agreements). In these circumstances, the person would be entitled to receive (a) full base salary through the date of termination, including unearned vacation pay, (b) a cash amount equal to the person’s annual base salary in effect on the termination date and a cash amount equal to the highest annual bonus awarded to the person during the previous three years prior to the termination date, (c) outplacement services, (d) full vesting of any stock options, (e) for twelve months after the termination date, all employee benefits the person was receiving prior to termination, (f) continued medical coverage for a period of time, and (g) assignment to the person of the Corporation’s interest in any insurance policies on the person’s life. The agreements have an initial term of five years and are renewable each year thereafter unless either party gives notice that the agreements will not be renewed.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation’s directors and officers to file reports of ownership and changes in ownership of Common Stock with the Securities and Exchange Commission. Based upon written representations by each director and officer, the Corporation believes all reports were filed by such persons during the last fiscal year including one late report for each of the following directors: Mr. J. Demmer, Mr. W. Demmer, Mr. Dorian and Mr. Karcher.

SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

     Crowe Chizek and Company LLC has been selected as independent certified public accountants to audit the Corporation’s books as of and for the year ended December 31, 2005. A representative of Crowe Chizek and Company LLC will be present at the Annual Meeting of Shareholders, will have the opportunity to make a statement if the representative desires to do so, and will be available to respond to appropriate questions by shareholders.

FEES PAID TO INDEPENDENT PUBLIC ACCOUNTANTS

     The following table sets forth the aggregate fees billed to the Corporation for the years ended December 31, 2003 and 2004 by the Corporation’s principal accounting firm, Crowe Chizek and Company LLC:

	2004	2003
Audit Fees (1)	$79,500	$56,000
Audit Related Fees (2)	41,300	2,000
Tax Fees (3)	12,025	12,000
All Other Fees (4)	14,405	—

	$147,230	$70,000

(1)	Includes fees related to the annual report on Form 10-K and quarterly reports on Form 10-Q.

(2)	Primarily consists of fees related to the public offering completed during 2004.

(3)	Includes fees related to tax preparation and calculation.

(4)	Primarily consists of tax and accounting fees related to the Bank of Washtenaw transaction in 2004.

     The audit committee has considered whether the provision of these services is compatible with maintaining the principal accountant’s independence. The audit committee has determined such services for 2004 and 2003 were compatible.

     The Audit Committee is responsible for appointing, compensating and overseeing the work of the independent auditor. The Audit Committee has established a policy regarding the pre-approval of all audit and non-audit services provided by the independent auditor. This policy requires the Audit Committee to receive advance approval for specific projects and categories of service. The Audit Committee reviews these requests and advises management if the Committee approves the engagement of the independent auditor. All services performed after the establishment of the policy have been pre-approved pursuant to the policy.

PROPOSAL TO APPROVE THE 2005 LONG-TERM INCENTIVE PLAN

     On April 12, 2005, the Board of Directors of the Corporation approved the Dearborn Bancorp, Inc. 2005 Long-Term Incentive Plan (“2005 Plan”), subject to approval of the Corporation’s shareholders. The 2005 Plan provides for the grant to officers and employees of the Corporation of options to purchase shares of Common Stock and other equity-based awards, which may be incentive stock options, non-qualified stock options, restricted shares, restricted share units, performance shares, and performance share units (collectively, “Awards”). The 2005 Plan is in addition to the 1994 Stock Option Plan (“1994 Plan”) because all shares authorized under the 1994 Plan for issuance have been granted. Existing awards previously granted under the 1994 Plan will continue to remain outstanding in accordance with their terms and all future Awards will be made under the 2005 Plan.

     The Board of Directors is asking the Corporation’s shareholders to approve the 2005 Plan to enable the Corporation to issue “incentive stock options” under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) and to qualify certain Awards as “performance-based compensation” under Code Section 162(m). In addition, Nasdaq rules require shareholder approval of the 2005 Plan.

     A summary of the principal provisions of the 2005 Plan is set forth below. This summary is qualified in its entirety by reference to the full text of the 2005 Plan, which is attached as Appendix 1 to this Proxy Statement.

Description of the 2005 Plan

     Purpose. The purpose of the 2005 Plan is to provide for long-term incentive stock-related compensation to selected officers and employees of the Corporation or an affiliated entity (meaning the Corporation’s subsidiary Community Bank of Dearborn and its subsidiaries) for their contributions to the Corporation’s growth and profitability. The Plan is intended to assist the Corporation in receiving, retaining and motivating employees on a competitive basis and to ensure a pay for performance linkage to such officers and employees.

     Eligibility. The persons who are eligible to receive Awards pursuant to the 2005 Plan are officers and employees of the Corporation or any affiliated entity of the Corporation who are designated by the Committee (as defined below) from time to time. The Corporation estimates that it and its affiliated entities currently have approximately 40 officers and employees, all of whom would be eligible for Awards under the 2005 Plan.

     Administration. The 2005 Plan will be administered by the Compensation Committee of the Board of Directors (the “Committee”). The Committee will be comprised of three or more independent members of the Board.

Subject to the terms of the 2005 Plan, the Committee has the authority to:

•	select the persons to be granted Awards

•	determine the type, size and terms of the Awards

•	determine when Awards will be made and/or paid

•	establish objectives and conditions for earning Awards

•	determine whether any conditions to the Awards were satisfied

•	determine the terms and form of agreement for use with an Award under the 2005 Plan

•	determine whether the amount or payment of an Award should be reduced or eliminated

•	determine guidelines and procedures for payment or exercise of an Award

•	determine whether an Award should qualify as deductible in its entirety for federal income tax purposes

     The Committee also has the authority, subject to the express provisions of the 2005 Plan, to construe the respective agreements under the 2005 Plan and to adopt such rules and regulations and agreements which in its opinion may be advisable for the administration and operation of the 2005 Plan. The Committee’s construction and interpretation of the terms and provisions of the 2005 Plan will be final and conclusive.

     Award Types. The 2005 Plan permits the Committee to grant, in its discretion, incentive stock options, non-qualified stock options, restricted shares, restricted share units, performance shares, and/or performance share units, each of which is described below.

     Maximum Number of Shares Awardable Under the Plan. Unless otherwise authorized by the shareholders, the maximum number of shares of Common Stock available for issuance under the 2005 Plan is 300,000. Such shares may consist in whole or in part of authorized but unissued shares or shares acquired on the open market.

     Stock Options:

          Incentive Stock Options. Incentive stock options entitle the holder to purchase a certain number of shares of Common Stock at an exercise price specified at the time the option is granted. The exercise price per share of Common Stock that may be purchased under an incentive stock option may not be less than 100% of the fair market value of a share of Common Stock on the date the option is granted. The aggregate fair market value of all shares of Common Stock subject to incentive stock options that become exercisable by a participant for the first time during any year may not exceed $100,000.

          Non-Qualified Stock Options. Non-qualified stock options, which are stock options that are not incentive stock options, entitle the holder to purchase a certain number of shares of Common Stock at an exercise price which is at least equal to 100% of the fair market value of a share of Common Stock on the date the option is granted.

          Exercisability of Options. Except in cases of termination of employment, death or disability, each option may be exercised so long as the option holder remains employed by the Corporation; provided, however, that in no event shall the term of an option exceed ten years from the date of grant. Subject to the foregoing, the Committee may specify the time or times that an option may be exercised in installments over time. The 2005 Plan explains in detail the effect of termination of employment, death or disability on the exercisability of an option.

          Option Price. The Committee will determine the exercise price per share of options but in no event will the exercise price be less than the fair market value of a share of Common Stock on the date the option is granted. Payment for shares of Common Stock purchased upon exercise of an option shall be made on the effective date of such exercise by cash, by delivery of shares of Common Stock valued at their fair market value on the date of exercise, or by a combination thereof.

     Restricted Shares and Restricted Share Units:

          Restricted shares consist of shares of Common Stock issued under the 2005 Plan. Restricted share units are Awards that may consist of Common Stock, cash equivalents of Common Stock, or a combination of both. Restricted shares and restricted share units will be subject to such terms, conditions and/or restrictions established by the Committee, which may include a requirement that the Award recipient pay a stipulated purchase price for each restricted share or restricted share unit time-based restrictions under applicable securities laws, among others. During the restricted period, restricted shares shall not be sold or otherwise transferred. Holders of restricted shares have the right to vote such shares. Holders of restricted shares or restricted share units have the right to receive dividends in respect to such shares; dividends payable during the restriction period shall be distributed to the holder only if and when the applicable restrictions lapse.

     Performance Award:

          Performance awards may be performance shares or performance share units, which are shares of Common Stock or share units that are awarded to a participant based on the achievement of performance goals during a performance period and subject to forfeiture if performance goals are not attained. At the time of grant, the Committee shall establish a performance period with respect to the performance award. The performance period shall be one year unless the Committee otherwise determines. At the time of grant, the Committee will also establish one or more business performance goals for the performance period, and the weight to be given each such goal. The performance measures (on which the performance goals are based) may consist of one or more or any combination of the following criteria: stock price, market share, earnings per share, return on equity, return on assets, economic value added, net earnings, total return to shareholders, net interest margin, performance relative to peers, or any other measure determined by the Committee.

     With respect to any Award that is intended to satisfy the conditions for the performance based exception under Code Section 162(m):

•	the Committee shall interpret the 2005 Plan in light of Code Section 162(m) and the regulations thereunder;

•	the Committee shall have no discretion to amend the Award in any way that would adversely affect the treatment of the Award under Code Section 162(m) and the regulations thereunder;

•	such Award shall not be paid until the Committee first certifies that the performance goals have been achieved.

     Notwithstanding the achievement of any performance goal, the Committee has the discretion to reduce some or all of the performance award that would otherwise be paid.

     Nontransferability. Unless the Committee specifically determines otherwise, an Award (or any rights or interests in the Award) are not transferable other than by will or the laws of descent and distribution. An option, however, may be exercised following the death or disability of the holder in accordance with the 2005 Plan. Once issued, shares of Common Stock (other than shares subject to a restriction period) may be freely transferred, assigned, or otherwise subjected to lien, subject to the rules and regulations of the Securities and Exchange Commission.

     Change in Control. The 2005 Plan provides that, upon the occurrence of a “change in control” (as defined in the 2005 Plan): (a) each option shall immediately vest and remain outstanding in accordance with their terms, (b) each restricted share and restricted share unit shall immediately vest and be distributed to the holders of such Awards effective as of the date of the change in control; and (c) each performance award shall immediately vest and its holder shall be entitled to a lump sum cash payment equal to the amount of such performance award payable at the end of the performance period as if 100% of the performance goals had been achieved. Any amount required to be paid due to a change in control shall be paid as soon as practical after the date such amount becomes payable.

     Misconduct; Potential Forfeiture. Except as otherwise specified in an Award agreement, an Award recipient shall forfeit any outstanding Awards (and such Awards shall terminate and lapse) if the Committee determines that the Award recipient committed a felony, disclosed confidential information of the Corporation, breached any contract with or violated any fiduciary obligation to the Corporation, or engaged in insider trading.

     Adjustments. In the event of a merger, reorganization, consolidation or similar transaction involving the Corporation, a stock dividend or split, or any other change in the corporate structure of the Corporation, the Committee may, but shall not be required to, make such adjustments as it deems appropriate in the number of shares available for issuance under the 2005 Plan and the number and exercise price of outstanding options.

     Duration; Amendment or Termination of Plan. The 2005 Plan will become effective upon approval by the Corporation’s shareholders and will continue in effect for a term of 10 years unless terminated by the Board. The Board of Directors may amend or terminate the 2005 Plan at any time; provided, that no amendment shall adversely affect the rights of any holder of an Award then outstanding and unvested without the consent of the holder, unless the amendment or termination is necessary to comply with applicable law. Notwithstanding the foregoing, the 2005 Plan will not be amended without the approval of the Corporation’s shareholders to increase the maximum number of shares of Common Stock that may be issued under the 2005 Plan, to add to the types of Awards that can be made under the 2005 Plan, modify the requirements as to eligibility for participation in the 2005 Plan, or to make any other amendment that would require approval of the Corporation’s shareholders under applicable law.

Federal Income Tax Consequences of the 2005 Plan

     The following discussion is designed to provide a general summary of the material federal income tax consequences, as of the date of this Proxy Statement, with respect to Awards granted under the 2005 Plan. In addition to the tax consequences described below, (i) officers and directors of the Corporation subject to Section 16 of the Securities Exchange Act of 1934 may be subject to special rules regarding the income tax consequences of their Awards and (ii) any entitlement to a tax deduction on the part of the Corporation is subject to the applicable federal tax rules, including those relating to the $1 million limitation on deductible compensation under Code Section 162(m).

     Incentive Stock Options. If a stock option under the 2005 Plan is treated as an incentive stock option, the optionee generally recognizes no taxable income as a result of the grant or exercise of the option. However an amount equal to the difference between the fair market value of the stock on the date of exercise and the exercise price is classified as an item of alternative minimum taxable income in the year of exercise for purposes of the alternative minimum tax.

     The Corporation will not be allowed a deduction for federal income tax purposes in connection with the grant or exercise of an incentive stock option, regardless of the applicability of the alternative minimum tax to the optionee. The Corporation will be entitled to a deduction, however, to the extent that ordinary income is recognized by the optionee upon a disqualifying disposition (as described below).

     Upon a sale or exchange of the shares at least two years after the grant of an incentive stock option and one year after exercise of the option, gain or loss will be recognized by the optionee equal to the difference between the sale price and the exercise price. Such gain or loss will be characterized for federal income tax purposes as a long-term capital gain or loss. The Corporation is not entitled to any deduction under these circumstances.

     If an optionee disposes of shares acquired upon issuance of an incentive stock option prior to completion of either of the above holding periods, the optionee will have made a “disqualifying disposition” of the shares. In such event, the optionee will recognize ordinary income at the time of disposition equal to the difference between the exercise price and the lower of the fair market value of the stock at the date of the option exercise or the sale price of the stock. The Corporation generally will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee on a disqualifying disposition.

     The optionee will also recognize capital gain or loss (long or short-term, depending on the length of time the stock was held) on such disqualifying disposition in an amount equal to the difference between (i) the amount realized by the optionee upon such disqualifying disposition of the stock and (ii) the exercise price, increased by the total amount of ordinary income, if any, recognized by the optionee upon such disqualifying disposition (as described in the second sentence of the preceding paragraph).

     Non-Qualified Stock Options. An optionee generally recognizes no taxable income as the result of the grant of a non-qualified stock option. Upon exercise of a non-qualified stock option, an optionee generally will recognize ordinary income for federal income tax purposes equal to the excess, if any, of the then fair market value of the shares over the exercise price.

     The Corporation will generally be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the exercising optionee.

     Upon a sale of shares acquired pursuant to the exercise of a non-qualified stock option, any difference between the sale price and the fair market value of the shares on the date of exercise will be treated as capital gain or loss (long or short-term, depending on the length of time the stock was held).

     Restricted Shares. The federal income tax treatment of the person who receives property in connection with the performance of services is governed by Code Section 83. That section requires that the recipient of the property recognize income from the transfer in an amount equal to the excess of the fair market value of the property received over the amount (if any) paid for the property. Income is recognized by the recipient in the first year in which the rights of the recipient to the property become “vested,” i.e., are transferable or are no longer subject to a substantial risk of forfeiture, whichever occurs first. The income is taxable at ordinary income rates and is subject to withholding of income and applicable employment taxes at the time of vesting.

     Under the 2005 Plan, employees will not pay any consideration for stock transferred to them as restricted shares. Because restricted shares are granted subject to a substantial risk of forfeiture, then (unless an election is made under Code Section 83(b), as described in the next paragraph), recipients of restricted shares will recognize taxable income as of each date on which they become vested in restricted shares in the amount of the fair market value of the shares then vesting.

     If stock is granted subject to restrictions, employees may elect under Code Section 83(b) to report as taxable income in the year of award an amount of ordinary income equal to the stock’s fair market value at the time of the award. If such an election is made, the employee is not required thereafter to report any further compensation income upon becoming vested in the stock covered by the election. Such an election must be made within 30 days of receipt of the stock. Such election may not be revoked except with the consent of the Internal Revenue Service. Employees making this election will be subject to withholding with respect to the taxable income they recognize at the time the stock is awarded to them.

     The Corporation will generally be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the employee.

     Employees will recognize gain upon the disposition of stock equal to the excess of (a) the amount realized on such disposition over (b) the ordinary income recognized with respect to the stock under the principles set forth above. That gain will be taxed as long or short-term capital gain, depending on the length of time the stock was held.

     If an employee disposes of his or her stock for an amount less than the amount of ordinary income recognized with respect to the stock, he or she will generally recognize a capital loss (long or short-term, depending on the length of time the stock was held) equal to the difference between any ordinary income recognized with respect to the stock under the principles described previously and the amount realized upon disposition of the stock. If an employee forfeits unvested stock with respect to which a Section 83(b) election has been made upon termination of employment, he or she will generally recognize a capital gain or loss equal to the difference between the amount, if any, paid by the employee for the stock and the amount received as a result of the forfeiture, but no loss or deduction is allowed with respect to the amount previously included in income as a result of the Section 83(b) election.

     Performance and Restricted Share Unit Awards. An employee generally will recognize no income upon the grant of a performance share, performance units or restricted share units Award. Upon the settlement of such Awards, employees normally will recognize ordinary income in the year of receipt in an amount equal to the cash received and the fair market value of any non-restricted shares received. Such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value on the vesting date, will be taxed as capital gain or loss.

     The Corporation generally will be entitled to a deduction equal to the amount of ordinary income recognized by the employee on the vesting date.

Market Price of the Common Stock

     As of April 8, 2005, the market value of the Common Stock was $26.09 per share, based on the closing price of the Common Stock as reported by Nasdaq.

Equity Compensation Plan Information

     The following table provides information about the Common Stock that may be issued upon the exercise of stock options, warrants and other rights under all of the Corporation’s existing equity compensation plans as of December 31, 2004.

			Number of securities
			remaining available for future
			issuance under equity
	Number of securities	Weighted-average	compensation plans
	issued upon exercise of	exercise price of	(excluding securities
	outstanding options	outstanding options	reflected in column (a))
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders (1)	540,474	$9.21	0

Equity compensation plans not approved by security holders	0	0	0

Total	540,474	$9.21	0

(1) The plan referred to is the Corporation’s 1994 Stock Option Plan that was previously approved by the shareholders of the Corporation. The table does not include information regarding the 2005 Plan that is being submitted to shareholders for approval at the 2005 annual meeting.

Required Vote

     The affirmative vote of a majority of the Common Stock present in person or by proxy at the meeting and voting on the proposal will be necessary to approve the 2005 Plan. For purposes of counting votes on this proposal, abstentions and broker non-votes will not be counted as shares voted on the proposal.

     The Corporation’s Board of Directors unanimously recommends that the shareholders vote FOR approval of the 2005 Long-Term Incentive Plan.

SHAREHOLDER PROPOSALS

     Pursuant to the General Rules under the Securities Exchange Act of 1934, proposals of shareholders intended to be presented at the 2006 Annual Meeting of Shareholders must be received by the Secretary of the Corporation at the corporate offices on or before December 16, 2005.

MISCELLANEOUS

     The annual report of the Corporation for the fiscal year ended December 31, 2004, including financial statements, is being mailed to shareholders with this Proxy Statement.

     The Corporation maintains an Internet website at www.cbdear.com. The Corporation makes available free of charge through its website various reports that it files with the Securities and Exchange Commission, including the annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to these reports. From the home page at www.cbdear.com, go to “Investor Relations” to access the reports. The annual report on Form 10-K for the year ended December 31, 2004, will be provided free to shareholders upon written request. Write to Dearborn Bancorp, Inc., 4000 Allen Rd, Allen Park MI 48101-2756.

     The management of the Corporation is not aware of any other matter to be presented for action at the meeting. However, if any such other matter is properly presented for action, it is the intention of the persons named in the accompanying form of proxy to vote thereon in accordance with their best judgment.

     The cost of soliciting proxies in the accompanying forms will be borne by the Corporation. The Corporation may reimburse brokers and other persons holding stock in their names or in the names of nominees for their expenses in sending proxy materials to the beneficial owners and obtaining their proxies. In addition to solicitation by mail, proxies may be solicited in person, or by telephone or telegraph, by officers and employees of the Corporation and the Bank.

By Order of the Board of Directors,
/s/ Jeffrey L. Karafa
Secretary

April 15, 2005

Appendix 1

Dearborn Bancorp, Inc.

2005 Long-Term Incentive Plan

1. Purposes.

     The purposes of this Plan are to provide long-term incentives to those persons with significant responsibility for the success and growth of Dearborn Bancorp, Inc. (the “Company”), its subsidiary, Community Bank of Dearborn, and its subsidiaries, to associate the interests of such persons with those of the Company’s shareholders, to assist the Company in recruiting, retaining and motivating employees on a competitive basis, and to ensure a pay for performance linkage for such employees. If approved by the Company’s shareholders, this Plan would replace the Company’s Stock Option Plan of 1994, and no further awards would be made under the foregoing plan.

2. Definitions.

     For purposes of the Plan:

     (a) “Award” means a grant of Options, Restricted Shares, Restricted Share Units, Performance Awards, or any or all of them.

     (b) “Board” means the Board of Directors of the Company

     (c) “Change in Control” is defined in Section 8(e).

     (d) “Code” means the Internal Revenue Code of 1986, as amended.

     (e) “Committee” means the Compensation Committee of the Board of Directors of the Company. The Compensation Committee shall be appointed by the Board and shall consist of three or more outside, independent members of the Board. The Compensation Committee, in the judgment of the Board, shall be qualified to administer the Plan as contemplated by (a) Rule 16b-3 of the Securities and Exchange Act of 1934 (or any successor rule), (b) Section 162(m) of the Code, as amended, and the regulations thereunder (or any successor Section and regulations), and (c) any rules and regulations of a stock exchange on which Common Stock is traded. The Board may, at any time and in its complete discretion, remove any member of the Compensation Committee and may fill any vacancy in the Compensation Committee.

     (f) “Common Stock” means the common stock of the Company

     (g) “Company” means Dearborn Bancorp, Inc., its subsidiary, Community Bank of Dearborn and its subsidiaries.

     (h) “Eligible Participants” means any of the following individuals who is designated by the Committee as eligible to receive Awards, subject to the conditions set forth in this Plan: any officer or employee of the Company.

     (i) “Fair Market Value” shall mean as of any given date the price established as follows:

(i) if the Common Stock is traded in the over-the-counter market, fair market value shall mean the closing price of the Common Stock, in such market rounded, if necessary, to the next full one cent, or if there is no such price published, then on the most recent preceding date on which such prices are published;

(ii) if the Common Stock is not traded in the over-the-counter market, fair market value shall be determined in good faith by the Committee.

     (j) “ISO” means an Option satisfying the requirements of Section 422 of the Code and designated by the Committee as an ISO.

     (k) “Named Executive Officer” means the Company’s Chief Executive Officer and the Company’s next four highest paid executive officers, as reported in the Company’s proxy statement pursuant to Regulation S-K, Item 402(a)(3) for a given year.

     (l) “NQSO” or “Non-Qualified Stock Option” means an Option that does not satisfy the requirements of Section 422 of the Code and that is not designated as an ISO by the Committee.

     (m) “Options” means the right to purchase shares of Common Stock at a specified price for a specified period of time.

     (n) “Option Exercise Price” means the purchase price per share of Common Stock covered by an Option granted pursuant to this Plan.

     (o) “Participant” means an individual who has received an Award under this Plan.

     (p) “Performance Awards” means an Award of Performance Shares or Performance Units based on the achievement of Performance Goals during a Performance Period.

     (q) “Performance Based Exception” means the performance-based exception set forth in Code Section 162(m)(4)(C) from the deductibility limitations of Code Section 162(m).

     (r) “Performance Goals” means the goals established by the Committee under Section 6(c).

     (s) “Performance Measures” means the criteria set out in Section 6(c) that may be used by the Committee as the basis for a Performance Goal.

     (t) “Performance Period” means the period established by the Committee during which the achievement of Performance Goals is assessed in order to determine whether and to what extent a Performance Award has been earned.

     (u) “Performance Shares” means shares of Common Stock awarded to a Participant based on the achievement of Performance Goals during a Performance Period.

     (v) “Performance Units” means an Award denominated in shares of Common Stock, cash or a combination thereof, as determined by the Committee, awarded to a Participant based on the achievement of Performance Goals during a Performance Period.

     (w) “Plan” means Dearborn Bancorp, Inc. 2005 Long-Term Incentive Plan, as amended and restated from time to time.

     (aa) “Restriction Period” means, with respect to Restricted Shares or Restricted Share Units, the period during which any restrictions set by the Committee remain in place. Restrictions remain in place until such time as they have lapsed under the terms and conditions of the Restricted Shares or as otherwise determined by the Committee.

     (bb) “Restricted Shares” means shares of Common Stock, which may not be traded or sold until the date that the restrictions on transferability imposed by the Committee with respect to such shares have lapsed.

     (cc) “Restricted Share Units” means the right, as described in Section 6(b), to receive an amount, payable in either cash or shares of Common Stock, equal to the value of a specified number of shares of Common Stock.

3. Administration of the Plan.

     (a) Authority of Committee. The Plan shall be administered by the Committee, which shall have all the powers vested in it by the terms of the Plan, such powers to include the authority (within the limitations described herein):

(i) to select the persons to be granted Awards under the Plan;

(ii) to determine the type, size and terms of Awards to be made to each person selected,

(iii) to determine the time when Awards are to be made and any conditions which must be satisfied before an Award is made;

(iv) to establish objectives and conditions for earning Awards;

(v) to determine the terms and forms of agreement for use with an Award of Options, and to determine whether an Award, other than an Award of Options, shall be evidenced by an agreement and, if so, to determine the terms of such agreement (which shall not be inconsistent with the Plan) and who must sign such agreement;

(vi) to determine whether the conditions for earning an Award have been met and whether an Award will be paid at the end of the Performance Period;

(vii) to determine whether the amount or payment of an Award should be reduced or eliminated;

(viii) to determine the guidelines and/or procedures for the payment or exercise of Awards; and

(ix) to determine whether an Award should qualify, regardless of its amount, as deductible in its entirety for federal income tax purposes, including whether any Awards granted to Named Executive Officers comply with the Performance Based Exception under Code Section 162(m).

     (b) Interpretation of Plan. The Committee shall have full power and authority to administer and interpret the Plan and to adopt or establish such rules, regulations, agreements, guidelines, procedures and instruments, which are not contrary to the terms of the Plan and which, in its opinion, may be necessary or advisable for the administration and operation of the Plan. The Committee’s interpretations of the Plan, and all actions taken and determinations made by the Committee pursuant to the powers vested in it hereunder, shall be conclusive and binding on all parties concerned, including the Company, its shareholders and any person receiving an Award under the Plan.

     (c) Delegation of Authority. To the extent not prohibited by law, the Committee may delegate its authority hereunder and may grant authority to employees or designate employees of the Company to execute documents on behalf of the Committee or to otherwise assist the Committee in the administration and operation of the Plan.

4. Eligibility.

     General. Subject to the provisions of the Plan, the Committee may, from time to time, select from all Eligible Participants those to whom Awards shall be granted under Section 6 and shall determine the nature and amount of each Award.

5. Shares of Common Stock Subject to the Plan.

     (a) Authorized Number of Shares. Unless otherwise authorized by the Company’s shareholders and subject to the provisions of this Section 5 and Section 7, the maximum aggregate number of shares of Common Stock available for issuance under the Plan shall be 300,000.

     (b) Share Counting. The following shall apply in determining the number of shares remaining available for grant under this Plan:

          (i) In connection with the granting of an Option or other Award (other than a Performance Unit denominated in dollars), the number of shares of Common Stock available for issuance under this Plan shall be reduced by the number of shares in respect of which the Option or Award is granted or denominated.

          (ii) If any Option is exercised by tendering shares of Common Stock to the Company as full or partial payment of the exercise price, the number of shares available for issuance under this Plan shall be increased by the number of shares so tendered.

          (iii) Whenever any outstanding Option or other Award (or portion thereof) expires, is cancelled, is settled in cash or is otherwise terminated for any reason without having been exercised or payment having been made in respect of the entire Option or Award, the shares allocable to the expired, cancelled, settled or otherwise terminated portion of the Option or Award may again be the subject of Options or Awards granted under this Plan.

          (iv) Awards granted through the assumption of, or in substitution for, outstanding Awards previously granted to individuals who become employees as a result of a merger, consolidation, acquisition or other corporate transaction involving the Company as a result of an acquisition will not count against the reserve of available shares under this Plan.

     (c) Shares to be Delivered. Shares of Common Stock to be delivered by the Company under this Plan shall be determined by the Committee and may consist in whole or in part of authorized but unissued shares or shares acquired on the open market.

6. Awards to Eligible Participants.

     (a) Options.

          (i) Grants. Subject to the terms and provisions of this Plan, Options may be granted to Eligible Participants. Options may consist of ISOs or NQSOS, as the Committee shall determine. Each Award of Options shall be evidenced by an option agreement that shall be signed by an officer of the Company and the Participant and shall contain such provisions as may be approved by the Committee. Any such option agreement may be amended from time to time as approved by the Committee and the Participant, provided that the terms of such option agreement after being amended conform to the terms of the Plan.

          (ii) Option Exercise Price. The Option Exercise Price shall be equal to or greater than the Fair Market Value on the date the Option is granted.

          (iii) Term. The term of Options shall be determined by the Committee in its sole discretion, but in no event shall the term exceed ten (10) years from the date of grant.

          (iv) ISO Limits. ISOs may only be granted to an employee who, at the time the Option is granted, does not own stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company. The aggregate Fair Market Value of all shares with respect to which ISOs are exercisable by a Participant for the first time during any year shall not exceed $100,000. The aggregate Fair Market Value of such shares shall be determined at the time the Option is granted.

          (v) Exercise Period. Except as permitted by subsection (vi) following and Section 8, each Option may only be exercised during the continuance of the Participant’s employment with the Company. Subject to the foregoing limitations and the terms and conditions of the option agreement and unless cancelled prior to exercise, each Option shall be exercisable in whole or in part in installments at such time or times as the Committee may prescribe and specify in the applicable option agreement.

          (vi) Termination of Employment, Death and Disability. Subject to the condition that no Option may be exercised in whole or in part after the expiration of the option period specified in the applicable option agreement:

               (A) Except as hereinafter provided, an Option may be exercised by the Participant only while such Participant is in the employ of the Company. In the event that the employment of a Participant to whom an Option has been granted under the Plan shall terminate (except as set forth below) such Option may be exercised, to the extent that the Option was exercisable on the date of termination of employment, only until the earlier of three (3) months after such termination or the original expiration date of the Option; provided, however, that if termination of employment results from death or total and permanent disability, such three (3) month period shall be extended to twelve (12) months; and provided, further, that any Option held by a Participant whose employment shall be terminated either (i) for cause as determined by the Committee or (ii) voluntarily by the Participant and without the consent of the Company shall, to the extent not theretofore exercised, forthwith terminate.

               (B) In the event of the permanent disability of a Participant as determined by the Committee, an Option which is otherwise exercisable may be exercised by the Participant’s legal representative or guardian. In the event of the death of the Participant, an Option which is otherwise exercisable may be exercised by the person or persons whom the Participant shall have designated as a Beneficiary in accordance with Section 9(f). The Committee may require an indemnity and/or such evidence or other assurances as it may deem necessary in connection with an exercise by a legal representative, guardian, or Beneficiary.

          (vii) Form of Payment. The Committee may authorize payment in the exercise of an Option in the form of cash, Common Stock valued at its Fair Market Value on the date of the exercise or a combination thereof.

     (b) Restricted Shares / Restricted Share Units.

          (i) Grants. Subject to the terms and provisions of the Plan, Restricted Shares or Restricted Share Units may be granted to Eligible Participants.

          (ii) Restrictions. The Committee shall impose such terms, conditions and/or restrictions on any Restricted Shares or Restricted Share Units granted pursuant to the Plan as it may deem advisable including, without limitation: a requirement that Participants pay a stipulated purchase price for each Restricted Share or each Restricted Share Unit; restrictions based upon the achievement of specific performance goals (Company-wide and/or individual); time-based restrictions on vesting; and/or restrictions under applicable Federal or state securities laws. Unless otherwise determined by the Committee at the time of grant, any time-based restriction period shall be for a minimum of three years. To the extent the Restricted Shares or Restricted Share Units are intended to be deductible under Code Section 162(m), the applicable restrictions shall be based on the achievement of Performance Goals over a Performance Period, as described in Section 6(c) below.

          (iii) Payment of Units. Restricted Share Units that become payable in accordance with their terms and conditions shall be settled in cash, shares of Common Stock, or a combination of cash and shares, as determined by the Committee.

          (iv) No Disposition During Restriction Period. During the Restriction Period, Restricted Shares may not be sold, assigned, transferred or otherwise disposed of, or mortgaged, pledged or otherwise encumbered. In order to enforce the limitations imposed upon the Restricted Shares, the Committee may (a) cause a legend or legends to be placed on any certificates relating to such Restricted Shares, and/or (b) issue “stop transfer” instructions, as it deems necessary or appropriate.

          (v) Dividend and Voting Rights. Unless otherwise determined by the Committee, during the Restriction Period, Participants who hold Restricted Shares and Restricted Share Units shall have the right to receive dividends in cash or other property or other distribution or rights in respect of such shares, and Participants who hold Restricted Shares shall have the right to vote such shares as the record owner thereof. Unless otherwise determined by the Committee, any dividends payable to a Participant during the Restriction Period shall be distributed to the Participant only if and when the restrictions imposed on the applicable Restricted Shares or Restricted Share Units lapse.

          (vi) Share Certificates. Each certificate issued for Restricted Shares shall be registered in the name of the Participant and deposited with the Company or its designee. At the end of the Restriction Period, a certificate representing the number of shares to which the Participant is then entitled shall be delivered to the Participant free and clear of the restrictions. No certificate shall be issued with respect to a Restricted Share Unit unless and until such unit is paid in shares of Common Stock.

     (c) Performance Awards.

          (i) Grants. Subject to the provisions of the Plan, Performance Awards consisting of Performance Shares or Performance Units may be granted to Eligible Participants. Performance Awards may be granted either alone or in addition to other Awards made under the Plan.

          (ii) Performance Goals. Unless otherwise determined by the Committee, Performance Awards shall be conditioned on the achievement of Performance Goals (which shall be based on one or more Performance Measures, as determined by the Committee) over a Performance Period. The Performance Period shall be one year, unless otherwise determined by the Committee.

          (iii) Performance Measures. The Performance Measure(s) to be used for purposes of Performance Awards may be described in terms of objectives that are related to the individual Participant or objectives that are Company-wide or related to a subsidiary of the Company in which the Participant is employed, and may consist of one or more or any combination of the following criteria: stock price, market share, earnings per share, return on equity, return on assets, economic value added, net earnings, total return to shareholders, net interest margin, performance relative to peers, or any other measure determined by the Committee. The Performance Goals based on these Performance Measures may be made relative to the performance of other corporations.

          (iv) Negative Discretion. Notwithstanding the achievement of any Performance Goal established under this Plan, the Committee has the discretion, by Participant, to reduce some or all of a Performance Award that would otherwise be paid.

          (v) Extraordinary Events. At, or at any time after, the time an Award is granted, and to the extent permitted under Code Section 162(m) and the regulations thereunder without adversely affecting the treatment of the Award under the Performance Based Exception, the Committee may provide for the manner in which performance will be measured against the Performance Goals (or may adjust the Performance Goals) to reflect the impact of specific corporate transactions, accounting or tax law changes and other extraordinary and nonrecurring events.

          (vi) Interpretation. With respect to any Award that is intended to satisfy the conditions for the Performance Based Exception under Code Section 162(m): (A) the Committee shall interpret the Plan and this Section 6 in light of Code Section 162(m) and the regulations thereunder; (B) the Committee shall have no discretion to amend the Award in any way that would adversely affect the treatment of the Award under Code Section 162(m) and the regulations thereunder; and (C) such Award shall not be paid until the Committee shall first have certified that the Performance Goals have been achieved.

7. Dilution and Other Adjustments.

     In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, combination or exchange of shares or other change in corporate structure affecting the Common Stock, the Committee may, but shall not be required to, make such adjustments in the aggregate number of shares which may be delivered under this Plan as described in Section 5, the number, and Option Exercise Price of outstanding Options and the number of shares subject to any other Awards granted under this Plan (provided the number of shares subject to any Award shall always be a whole number), as may be determined to be appropriate by the Committee. Such adjustment shall be conclusive and binding for all purposes of the Plan.

8. Change in Control.

     Upon a Change in Control, the following shall occur:

     (a) Options. Effective on the date of such Change of Control, all outstanding and unvested Options granted under the Plan shall immediately vest and become exercisable, and all Options then outstanding under the Plan shall remain outstanding in accordance with their terms.

     (b) Restricted SharesIRestricted Share Units. Upon a Change of Control all Restricted Shares and Restricted Share Units shall immediately vest and be distributed to Participants, effective as of the date of the Change of Control.

     (c) Performance Awards. Each Performance Award granted under the Plan that is outstanding on the date of the Change in Control shall immediately vest and the holder of such Performance Award shall be entitled to a lump sum cash payment equal to the amount of such Performance Award payable at the end of the Performance Period as if 100% of the Performance Goals have been achieved.

     (d) Timing of Payment. Any amount required to be paid pursuant to this Section 8 shall be paid as soon as practical after the date such amount becomes payable.

     (e) Definition. A “Change in Control” shall occur if:

          (i) Any “person” or “group of persons” as such terms are defined in Section 13(d) and 14(c) of the Securities Exchange Act of 1934 (the “Exchange Act”) directly or indirectly purchases or otherwise becomes the “beneficial owner” (as defined in the Exchange Act) or has the right to acquire such beneficial ownership (whether or not such right is exercised immediately, with the passage of time or subject to any condition) of voting securities representing thirty percent (30%) or more of the combined voting power of all outstanding voting securities of the Company,

          (ii) During any period of two consecutive years the individuals who at the beginning of such period constitute the Board of Directors cease for any reason to constitute at least the majority of the members thereof unless (1) there are five or more directors then still in office who were directors at the beginning of the period and (2) the election or the nomination for election by the Company’s shareholders of each new director was approved by at least two-thirds (2/3) of the directors then still in office who were directors at the beginning of the period,

          (iii) The shareholders of the Company shall approve an agreement to merge or consolidate the Company with or into another corporation as a result of which less than fifty percent (50%) of the outstanding voting securities of the surviving or resulting entity are or are to be owned by the former shareholders of the Company (excluding from former shareholders a shareholder who is or as a result of the transaction in question, becomes an “affiliate” as defined in Rule 12b-2 under the Exchange Act of any party to such consolidation or merger), or

          (iv) The shareholders of the Company shall approve the sale of all or substantially all of the Company’s business and/or assets to a person or entity that is not a wholly-owned subsidiary of the Company.

9. Miscellaneous Provisions.

     (a) Misconduct. Except as otherwise provided in agreements covering Awards hereunder, a Participant shall forfeit all rights in his or her outstanding Awards under the Plan, and all such outstanding Awards shall automatically terminate and lapse, if the Committee determines that such Participant has (i) used for profit or disclosed to unauthorized persons, confidential information or trade secrets of the Company, (ii) breached any contract with or violated any fiduciary obligation to the Company, including without limitation, a violation of any Company code of conduct, (iii) engaged in unlawful trading in the securities of the Company or of another company based on information gained as a result of that Participant’s employment or other relationship with the Company, or (iv) committed a felony or other serious crime.

     (b) Rights as Shareholder. Except as otherwise provided herein, a Participant shall have no rights as a holder of Common Stock with respect to Awards hereunder, unless and until certificates for shares of Common Stock are issued to the Participant.

     (c) Assignment or Transfer. Unless the Committee shall specifically determine otherwise, no Awards under the Plan or any rights or interests therein shall be transferable other than by will or the laws of descent and distribution and shall be exercisable, during the Participant’s lifetime, only by the Participant; provided, however, that an Option may after the death or disability of a Participant be exercised pursuant to Section 6(a)(vi). Once awarded, the shares of Common Stock received by Participants may be freely transferred, assigned, pledged or otherwise subjected to lien, subject to the restrictions imposed by the Securities Act of 1933 and Section 16 of the Securities Exchange Act of 1934, each as amended from time to time.

     (d) Withholding Taxes. The Company shall have the right to deduct from all Awards paid in cash (and any other payment hereunder) any federal, state or local taxes required by law to be withheld with respect to such Awards and, with respect to Awards paid in stock or upon exercise of Options, to require the payment (through withholding from the Participant’s salary or otherwise) of any such taxes.

     (e) No Rights to Awards. Neither the Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of the Company or any of its subsidiaries. Except as set forth herein, no employee or other person shall have any claim or right to be granted an Award under the Plan. By accepting an Award, the Participant acknowledges and agrees (i) that the Award will be exclusively governed by the terms of the Plan, including the right reserved by the Company to amend or cancel the Plan at any time without the Company incurring liability to the Participant (except for Awards already granted under the Plan), (ii) that Awards are not a constituent part of salary and that the Participant is not entitled, under the terms and conditions of employment, or by accepting or being granted Awards under this Plan to require Awards to be granted to him or her in the future under this Plan or any other plan, and (iii) that the Participant will seek all necessary approval under, make all required notifications under and comply with all laws, rules and regulations applicable to the ownership of Options and stock and the exercise of Options.

     (f) Beneficiary Designation. To the extent allowed by the Committee, each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named on a contingent or successive basis) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Unless the Committee determines otherwise, each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

     (g) Fractional Shares. Fractional shares of Common Stock shall not be issued or transferred under an Award, but the Committee may pay cash in lieu of a fraction or round the fraction, in its discretion.

     (h) Indemnification. Provisions for the indemnification of officers and directors of the Company in connection with the administration of the Plan shall be as set forth in the Company’s Articles of Incorporation and Bylaws as in effect from time to time.

     (i) Successors. All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

10. Effective Date, Governing Law, Amendments and Termination.

     (a) Effective Date. The Plan was approved by the Board on April 12, 2005 and shall become effective on the date it is approved by the Company’s shareholders.

     (b) Amendments. The Board may at any time terminate or from time to time amend the Plan in whole or in part, but no such action shall adversely affect any rights or obligations with respect to any Awards granted prior to the date of such termination or amendment. Notwithstanding the foregoing, unless the Company’s shareholders shall have first approved the amendment, no amendment of the Plan shall be effective which would (i) increase the maximum number of shares of Common Stock which may be delivered under the Plan (except to the extent such amendment is made pursuant to Section 7 hereof), (ii) extend the maximum period during which Awards may be granted under the Plan, (iii) add to the types of Awards that can be made under the Plan, (iv) modify the requirements as to eligibility for participation in the Plan, or (v) require shareholder approval pursuant to this Plan or applicable law to be effective. With the consent of the Participant affected, the Committee may amend outstanding agreements evidencing Awards under the Plan in a manner not inconsistent with the terms of the Plan.

     (c) Governing Law. All questions pertaining to the construction, interpretation, regulation, validity and effect of the provisions of the Plan shall be determined in accordance with the laws of the State of Michigan without giving effect to conflict of laws principles.

     (d) Termination. No Awards shall be made under the Plan after the tenth anniversary of the date on which the Company’s shareholders approve the Plan.

PROXY

DEARBORN BANCORP, INC.

PROXY — Solicited by Board of Directors
For Annual Meeting of Shareholders to Be Held May 17, 2005

The undersigned hereby appoints John E. Demmer and Michael J. Ross, or either of them, with power of substitution in each, proxies to vote all Common Stock of the undersigned in Dearborn Bancorp, Inc. at the Annual Meeting of Shareholders to be held on May 17, 2005, and at all adjournments thereof, upon the following:

1. ELECTION OF DIRECTORS	___FOR all nominees listed below	___WITHHOLD AUTHORITY to
	(except as indicated to the contrary below)	vote for all nominees listed below

Nominees as Directors: William J. Demmer, Bradley F. Keller, Richard Nordstrom and Ronnie J. Story

INSTRUCTION: To withhold authority to vote for any individual nominee write that nominee’s name on the space provided below.

2. To APPROVE the 2005 Long Term Incentive Plan.

___FOR	___AGAINST	___ABSTAIN

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting.

UNLESS OTHERWISE SPECIFIED, THE PROXIES ARE APPOINTED TO VOTE
FOR THE ELECTION OF ALL DIRECTORS AND FOR THE PROPOSAL.

Signature of Shareholder

Signature of Shareholder

Dated	, 2005
Please sign exactly as your name is printed hereon. When signing as attorney, executor, administrator, personal representative, trustee, or guardian, please give full title. If stock is held jointly, each joint owner must sign.